Exhibit 5.1
OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
October 20, 2010
Bravo Brio Restaurant Group, Inc.
777 Goodale Boulevard, Suite 100
Columbus, Ohio 43212

Re:	Registration Statement on Form S-1
Members of the Board of Directors:
     We have acted as Ohio counsel to Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 1,667,000 additional common shares, without par value (the “Common Shares”) of the Company for sale by certain Selling Shareholders (as defined below) and, if and to the extent that the Underwriters (as defined below) exercise an over-allotment option, up to an additional 250,050 Common Shares for sale by the Selling Shareholders (collectively, the “Additional Offered Shares”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with the preparation of the opinion expressed herein, we have examined and have relied on each of the following:
     (a) the Registration Statement on Form S-1 (File No. 333-167951) of the Company relating to 8,333,000 Common Shares, as filed on July 1, 2010 with the Commission under the Securities Act and as amended by Pre-Effective Amendments No. 1 through No. 5 thereto (such Registration Statement, as so amended, the “Original Registration Statement”), which Original Registration Statement is incorporated by reference in its entirety into the Rule 462(b) Registration Statement;
     (b) the Rule 462(b) Registration Statement;
     (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the selling shareholders named in Schedule B to the Underwriting Agreement (the “Selling Shareholders”) and Jefferies & Company, Inc., Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), as filed as Exhibit 1.1 to the Original Registration Statement;
     (d) the forms of the (i) Second Amended and Restated Articles of Incorporation of the Company (the “Articles”) and (ii) Second Amended and Restated Regulations of the Company (the “Regulations”), filed as Exhibits 3.1 and 3.2, respectively, to the Original Registration Statement;
     (e) the forms of the (i) Exchange Agreement by and among the Company, Bravo Development Holdings LLC and all other shareholders of the Company (the “Exchange Agreement”); and (ii) Agreement and Plan of Reorganization by and between the Company and Bravo Development Holdings LLC (the “Reorganization Agreement”), filed as Exhibits 10.16 and 10.17, respectively, to the Original Registration Statement;

     (f) certain resolutions authorizing the Company to register its Common Shares and related matters that have been adopted by the (i) Board of Directors of the Company (or duly constituted committees thereof) and (ii) shareholders of the Company;
     (g) a specimen certificate representing the Common Shares; and
     (h) such other corporate records, proceedings and documents of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons as we have deemed necessary or appropriate to enable us to render the opinion expressed herein.
     In our examination of the aforesaid records, proceedings and documents, we have assumed, without independent verification or investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, and in the case of natural persons, the legal capacity, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
     In rendering the opinion expressed herein, we have also assumed that (a)(i) the share exchange provided for in the Exchange Agreement and described in the prospectus incorporated by reference in the Rule 462(b) Registration Statement (the “Share Exchange”) pursuant to which, immediately prior to the consummation of the IPO, all outstanding shares of the Company’s Series A 14% Cumulative Compounding Preferred Stock, par value $0.001 per share, and all outstanding shares of the Company’s Common Stock, par value $0.001 per share (together, the “Existing Shares”), will be exchanged for Common Shares, and (ii) the reorganization provided for in the Reorganization Agreement and described in the prospectus incorporated by reference in the Rule 462(b) Registration Statement (the “Reorganization“) pursuant to which Bravo Development Holdings LLC will distribute to its members all Common Shares it receives in the Share Exchange and then will wind up and dissolve, will be consummated on substantially the terms so described; and (b) when the Existing Shares to be exchanged for the Selling Shareholder Shares pursuant to the Share Exchange were issued by the Company, the Company received the full applicable consideration for such Existing Shares.
     We have relied solely upon the examinations and inquiries recited herein and, except for such examinations and inquiries, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
     As used herein, the phrases “duly authorized” and “validly issued” mean that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate power and authority to take such action under Chapter 1701 of the Ohio Revised Code, the Articles and the Regulations.
     Based upon and subject to the foregoing, as of the date hereof, we are of the opinion that when: (i) the Articles and the Regulations have become effective substantially in the forms filed as exhibits to the Original Registration Statement; (ii) the Share Exchange and the Reorganization have been consummated on substantially the terms described in the prospectus incorporated by reference in the Rule 462(b) Registration Statement; (iii)

the Underwriting Agreement has been duly executed and delivered by the parties thereto; and (iv) the Additional Offered Shares are delivered against receipt of payment therefor as contemplated by the prospectus incorporated by reference in the Rule 462(b) Registration Statement and in accordance with the terms of the Underwriting Agreement, the Additional Offered Shares will be duly authorized, validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited solely to the laws of the State of Ohio as currently in effect. We express no opinion with respect to the effect of the laws of any other jurisdiction on the opinion expressed herein nor do we assume any obligation to advise you or any other person of any change in law or facts after the date hereof that may bear on the matters set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus incorporated by reference in the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP